U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ALTERNET SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

       Nevada                                       98-0206627

(State of Incorporation)                       (I.R.S. Employer ID No.)

                       Suite 610 - 815 West Hastings Street,
                       Vancouver, British Columbia V6C 2B4
                    (Address of principal executive offices)

                        STOCK RETAINER PLAN FOR EMPLOYEES
                            DIRECTORS AND CONSULTANTS
                            (Full title of the Plan)

                           Resident Agents of Nevada

                     (Name and address of agent for service)

                           711 S. Carson Street, Suite 4
                             Carson City, Nevada 89701

          (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


Title of each    Amount to be   Proposed Maximum   Proposed Maximum    Fee
Class of          Registered     Offering price   aggregate offering
Securities                                              price
Common Stock       5,000,000         $0.30            $1,500,000      $121.50

 (1) The Offering Price is used solely for the purposes of estimating the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated pursuant to the Securities Act of 1933 and is the average of the bid and asked price of the Company's common stock as of April 22, 2003. The actual Offering Price per Share is established pursuant to the Retainer Stock Plan for Employees, Directors and Consultants, set forth in Exhibit 99.1 to this Form S-8 and in management and consulting agreements executed in accordance with the Stock Plan.

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1: Plan Information

The Retainer Stock Plan for Employees, Directors and Consultants (the "Plan") allows the grant of up to 5,000,000 shares of Common Stock to qualifying persons at the discretion of the Registrant's Board of Directors, either directly through the Plan or under management and consulting agreements allotting Plan shares.

The Plan allows for grants over a five year period commencing on March 1, 2003 and terminating on February 29, 2008.

The Plan allows the Registrant to compensate qualifying persons with equity compensation in addition to or in lieu of cash compensation. The offering price of shares of common stock to each qualifying person will be determined by negotiation with the Registrant with the approval of the Board of Directors. Shares of common stock are to be issued from the Registrant's treasury in consideration of services rendered and not for cash payment.

Eligibility for the Plan will be limited to persons who are employees or directors of the Registrant or its subsidiary, AI Systems Group, Inc. and to consultants performing work on a contractual basis for the Registrant or its subsidiary, AI Systems Group, Inc. The persons eligible under the Plan need not be natural persons but may be corporate persons providing services to the Registrant.

The Registrant anticipates that shares of common stock issued under the Plan will be, in all cases, issued as part of management agreement, consulting or employment contracts.

Where a qualifying person under the Plan receives shares of common stock under the Plan and that qualifying person is an affiliate or control person of the Registrant, the qualifying person may be subject to resale or volume sales restrictions. In particular, if a control person or director or senior officer of the Registrant acquires shares of common stock under the Plan, they may be subject to the US Securities and Exchange Commission's "swing profit rules" applying to sales of securities within six months of their acquisition.

The Plan does not permit assignment of rights to receive shares of common stock. The Plan permits qualifying persons to register their shares of common stock only under their own names.

Qualifying persons are advised to seek their own tax advice with respect to the acquisition of shares of common stock under the terms of the Plan. However, as a general statement, issuance of shares of common stock to these qualifying persons will constitute income to those persons under the tax laws of the United States and Canada.

Item 2: Registrant Information and Employee Plan Annual Information

All qualifying persons are referred by the Registrant to the Registrant's current annual report filed on Form 10KSB on March 14, 2003 and are further advised to review the Registrant's filings on the SEC's EDGAR filing system.
It is anticipated that all qualifying persons granted stock under the Plan will be in a unique position to assess the advisability of purchasing securities of the Registrant due to their positions of employment or executive positions with the Registrant.

All qualifying persons will be provided with an annual update as to the status of the Plan, the number of shares of common stock issued under it and other information.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:

Alternet Systems, Inc. hereby incorporates by reference the contents of its latest annual report on Form 10KSB, filed pursuant to Section 13(a) of the Exchange Act, and any subsequent reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

Item 4:

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5: Interests of named Experts and Counsel

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company.

As of March 1, 2003, Christopher D. Farber owns 118,500 common shares of the Company and also represents the Company as its inside corporate counsel. CD Farber Law Corporation, of which he is the sole shareholder, officer and director, has entered into an agreement dated March 1, 2003 with the Registrant whereby the law corporation receives a total of 3,000 shares of common stock per month in exchange for providing legal services to the Registrant.

Item 6: Indemnification of Directors and Officers

The Articles and Bylaws of the Company do not provide for indemnification of the directors and officers of the Company for acts taken in their capacity as directors or officers.

The Articles and Bylaws of the Company do not prohibit arrangement by the Company of indemnification insurance or an agreement by the Company to indemnify directors and officers against loss or damage from such acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to any future amendments to the Company's Articles or Bylaws, the Company has been advised that in the opinion of the US Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforcable.

Item 7: Registration from Registration Claimed

Not applicable.


ITEM 8. EXHIBITS

5.1* Opinion of Law Office of CD Farber Law Corporation as to the legality of the Company's Common Stock being registered.

23.1*    Consent of Labonte & Company, Chartered Accountants

23.2*    Consent of Law Office of CD Farber Law Corporation (contained in
Exhibit 5.1)

99.1*    Alternet Systems, Inc. Retainer Stock Plan for Employees, Directors
and Consultants dated March 1, 2003.

* Filed herewith

Item 9: Undertakings

In accordance with Rule 415 and Item 512 of Regulation S-K, the undersigned company hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on April 23, 2003.


ALTERNET SYSTEMS, INC.

By:    /S/ Griffin Jones                  By:    /S/ Michael Dearden

Date:   April 23, 2003                    Date:   April 23, 2003
        --------------------------                 ------------------------
        Griffin Jones,                            Michael Dearden,
        Director, Secretary,                      Director, President
        Treasurer

By:    /S/ Patrick Fitzsimmons            By:    /S/ Karim Lakhani

Date:   April 23, 2003                    Date:  April 23, 2003
        --------------------------               ------------------------
        Patrick Fitzsimmons,                     Karim Lakhani,
        Director, Vice President                 Director

By:    /S/ Greg Protti                    By:    /S/ Brandon Douglas

Date:  April 23, 2003                     Date:  April 23, 2003
       --------------------------                ------------------------
       Greg Protti,                              Brandon Douglas,
       Director, Vice President                  Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

ALTERNET SYSTEMS, INC.

By:    /S/ Griffin Jones                  By:    /S/ Michael Dearden

Date:   April 23, 2003                    Date:  April 23, 2003
       --------------------------                ------------------------
        Griffin Jones,                           Michael Dearden,
        Director, Secretary,                     Director, President
        Treasurer

By:    /S/ Patrick Fitzsimmons            By:    /S/ Karim Lakhani

Date:   April 23, 2003                    Date:  April 23, 2003
        --------------------------            ------------------------
        Patrick Fitzsimmons,                  Karim Lakhani,
        Director, Vice President              Director

By:    /S/ Greg Protti                    By:    /S/ Brandon Douglas

Date:   April 23, 2003                    Date:  April 23, 2003
        --------------------------               ------------------------
        Greg Protti,                             Brandon Douglas,
        Director, Vice President                 Director

                       Exhibit 5.1 and 23.2




CD FARBER LAW CORPORATION,
A British Columbia Law Corporation

Suite 2602 - 1111 Beach Ave
Vancouver, British Columbia
V6E 1T9
Tel: (604) 608-4226
Fax: (604) 608-4223

April 23, 2003

Gentlemen:

In connection with the Registration Statement on Form S-8, being filed by Alternet Systems, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 5,000,000 shares of the Company's Common Stock offered under the Company's Stock Plan for Employees, Directors and Consultants (the "Plan"), we are of the opinion that:

1. The Company is a validly organized and existing corporation under the laws of the State of Nevada;

2. All necessary corporate action required to be taken at this time has been duly taken to authorize the establishment of the Plan and the issuance of 5,000,000 shares of the Company's Common Stock under the Plan; and

3. The shares of the Company's Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.


In rendering our opinion, we have examined copies of the following documents:

1.   A copy of the Registration Statement;
2. A copy of the Plan, as reviewed and completed by the Company and approved by its Board of Directors effective March 1, 2003;
3. The Certificate of Incorporation and other corporate records documents contained in the Company's minute books; and
4. The By-Laws, as amended of the Company as certified by the Secretary of the Company.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us and the conformity to authentic original docuements of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.


We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/S/ Christopher D. Farber

CD FARBER LAW CORPORATION

EXHIBIT 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference of our report dated February 28, 2002, in the Registration Statement (Form S-8) pertaining to the Retainer Stock Plan for Employees, Directors and Consultants of Alternet Systems, Inc. with respect to the consolidated financial statements of Alternet Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 28, 2003.

                               /S/ Labonte & Company
                              -------------------------
Vancouver, Canada             Labonte & Company
April 23, 2003                Chartered Accountants

                                  EXHIBIT 99.1

                             ALTERNET SYSTEMS, INC.
                         RETAINER STOCK PLAN FOR EMPLOYEES,
                            DIRECTORS AND CONSULTANTS

1.       INTRODUCTION.

This plan shall be known as the "Alternet Systems, Inc. Retainer Stock Plan for Employees, Directors and Consultants" and is hereinafter referred to as the "Plan". The purpose of the Plan is to enable Alternet Systems, Inc., a Nevada corporation (the "Company"), to promote the interests of the Company and its shareholders by (a) attracting and retaining employees capable of furthering the future success of the Company, providing incentives for outstanding performance and rewards for such performance; and (b) attracting and retaining Directors and Consultants capable of furthering the future success of the Company, and aligning their economic interests more closely with those of the Company's shareholders, by paying their retainer fees in the form of shares of the Company's common stock (the "Common Stock") on the terms and conditions to be agreed between the Company and these persons.

2.       DEFINITIONS

The following terms shall have the meanings set forth below:

"BOARD" means the Board of Directors of the Company.

"CHANGE OF CONTROL" has the meaning set forth in Section 12(d).

"CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. References to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

"COMMITTEE" means the committee that administers the Plan, as more fully defined in Section 13.

"COMMON STOCK" has the meaning set forth in Section 1.

"COMPANY" has the meaning set forth in Section 1.

"CONSULTANT" means a person who is contractually obligated as an independent contractor to provide services to the Company.

"DEFERRAL ELECTION" has the meaning set forth in Section 6.

"DEFERRED STOCK ACCOUNT" means a bookkeeping account maintained by the Company for a Participant representing the Participant's interest in the shares credited to such Deferred Stock Account pursuant to Section 7.

"DELIVERY DATE" has the meaning set forth in Section 6.

"DIRECTOR" means a natural person who is a member of the Board of Directors of the Company.

"DIVIDEND EQUIVALENT" for a given dividend or other distribution means a number of shares of Common Stock having a Fair Market Value, as of the record date for such dividend or distribution, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

"EFFECTIVE DATE" has the meaning set forth in Section 3.

"EMPLOYEE" means a natural person who is an employee of the Company, or its subsidiaries.

"EXCHANGE ACT" has the meaning set forth in Section 13(b).

"FAIR MARKET VALUE" means the mean between the highest and lowest reported sales prices of the Company's Common Stock on the last trading day prior to the date with respect to which the Fair Market Value is to be determined or such other value as the Company's Board of Directors may, in its sole discretion, determine.

"PARTICIPANT" means an individual who is an Employee, Director or Consultant on the Effective Date or who becomes an Employee, Director or Consultant thereafter during the term of the Plan.

"PAYMENT TIME" means the time when a Granted Stock is payable to a Participant pursuant to Section 5 (without regard to the effect of any Deferral Election).

"GRANTED STOCK" has the meaning set forth in Section 5.

"THIRD ANNIVERSARY" has the meaning set forth in Section 6.

3.       EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective as of March 1, 2003 ("Effective Date"), provided that it is approved by the Board and the Plan shall terminate on February 29, 2008 (being a term of five years).

4.       ELIGIBILITY.

Each Participant is eligible to participate in the Plan. Each credit of shares of Common Stock pursuant to the Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and a Participant, if such an agreement is required by the Company to assure compliance with all applicable laws and regulations.

5.       GRANT OF SHARES.

Commencing on the Effective Date, the Committee may in its absolute discretion grant such shares of the Common Stock pursuant to this Plan as the Committee may in its absolute discretion deem appropriate to (a) reward and incentive Employees; or (b) pay consideration to Directors or Consultants for their services ("Granted Stock").

6.       DEFERRAL OPTION.

From and after the Effective Date, a Participant may make an election (a "Deferral Election") on an annual basis to defer delivery of the Granted Stock so that it is to be delivered: (a) on the date which is three years after the Effective Date for which it was originally payable ("Third Anniversary"), (b) on the date upon which the Participant ceases to qualify as a Participant hereunder for any reason ("Departure Date"), (c) in five equal annual installments commencing on the Departure Date ("Third Anniversary" and "Departure Date" each being referred to herein as a "Delivery Date") or in such other manner as the Participant and the Company may agree. Such Deferral Election shall remain in effect for each Subsequent Year unless changed, provided that, any Deferral Election with respect to a particular Subsequent Year may not be changed less than six (6) months prior to the beginning of such Subsequent Year and provided, further, that no more than one Deferral Election or change thereof may be made in any Subsequent Year.

Any Deferral Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee no later than six (6) months prior to the beginning of the Subsequent Year in which it is to be effected; provided that, with respect to the Subsequent Year beginning on the Effective Date, any Deferral Election or revocation thereof must be delivered no later than the close of business on the thirtieth (30th) day after the Effective Date.

7.       DEFERRED STOCK ACCOUNTS.

The Company shall maintain a Deferred Stock Account for each Participant who makes a Deferral Election to which shall be credited, as of the applicable Payment Time, the number of shares of Common Stock payable pursuant to the Granted Stock to which the Deferral Election relates. So long as any amounts in such Deferred Stock Account have not been delivered to the Participant then on the payment date for any dividend paid or other distribution made with respect to the Common Stock the Deferred Stock Account shall be credited, with a number of shares of Common Stock equal to (a) the number of shares of Common Stock shown in such Deferred Stock Account on the record date for such dividend or distribution multiplied by (b) the Dividend Equivalent for such dividend or distribution.

8.       DELIVERY OF SHARES.

(a) The shares of Common Stock in a Participant's Deferred Stock Account with respect to any Granted Stock for which a Deferral Election has been made (together with dividends attributable to such shares credited to such Deferred Stock Account) shall be delivered in accordance with this Section 8 as soon as practicable after the applicable Delivery Date. Except with respect to a Deferral Election pursuant to Section 6(c), or other agreement between the parties, such shares shall be delivered at one time; provided that, if the number of shares so delivered includes a fractional share, such number shall be rounded to the nearest whole number of shares. If the Participant has in effect a Deferral Election pursuant to Section 6(c), then such shares shall be delivered in five equal annual installments (together with dividends attributable to such shares credited to such Deferred Stock Account), with the first such installment being delivered on the first anniversary of the Delivery Date. References to a Participant in this Plan shall be deemed to refer to the Participant's estate or legal guardian, where appropriate.

(b) The Company may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, "Trust") to assist it in accumulating the shares of Common Stock needed to fulfill its obligations under this Section 8. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Company, unaffected by the existence or nonexistence of the Trust, except that deliveries of Granted Stocks to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Company's obligations under this Section 8.


9.       SHARE CERTIFICATES; VOTING AND OTHER RIGHTS.

The certificates for shares delivered to a Participant pursuant to Section 8 above shall be issued in the name of the Participant, and from and after the date of such issuance the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.


10.      GENERAL RESTRICTIONS.

(a) Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

  (i) any registration or other qualification of such shares under any state, provincial or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, upon the advice of counsel, deem necessary or advisable; and

  (ii) obtaining any other consent, approval, or permit from any state, provincial or federal governmental agency which the Committee shall, after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.


11.      SHARES AVAILABLE.

Subject to Section 12 below, the maximum number of shares of Common Stock which may in the aggregate be paid as Granted Stocks pursuant to the Plan is FIVE MILLION (5,000,000). Shares of Common Stock issuable under the Plan may be taken from treasury shares of the Company or purchased on the open market.

The shares of common stock made available under the Plan may be granted directly under the terms of the Plan or through management and consulting agreements entered into by the Company with qualifying persons.


12.      ADJUSTMENTS; CHANGE OF CONTROL.

(a) In the event that there is, at any time after the Board adopts the Plan, any change in corporate capitalization, such as a stock split, combination of shares, exchange of shares, warrants or rights of offering to purchase Common Stock at a price below its fair market value, reclassification, or recapitaliza-tion, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other extraordinary distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company (each of the foregoing a "Transaction"), in each case other than any such Transaction which constitutes a Change of Control (as defined below), (i) the Deferred Stock Accounts shall be credited with the amount and kind of shares or other property which would have been received by a holder of the number of shares of Common Stock held in such Deferred Stock Account had such shares of Common Stock been outstanding as of the effectiveness of any such Transaction,
(ii) the number and kind of shares or other property subject to the Plan shall likewise be appropriately adjusted to reflect the effectiveness of any such Transaction and (iii) the Committee shall appropriately adjust any other relevant provisions of the Plan and any such modifications by the Committee shall be binding and conclusive on all persons.

(b) If the shares of Common Stock credited to the Deferred Stock Accounts are converted pursuant to Section 12(a) into another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.

(c) In lieu of the adjustment contemplated by Section 12(a), in the event of a Change of Control, the following shall occur on the date of the Change of Control: (i) the shares of Common Stock held in each Participant's Deferred Stock Account shall be deemed to be issued and outstanding as of the Change of Control; (ii) the Company shall forthwith deliver to each Participant who has a Deferred Stock Account all of the shares of Common Stock or any other property held in such Participant's Deferred Stock or any other property held in such Participant's Deferred Stock Account; and (iii) the Plan shall be terminated.

(d) For purposes of this Plan, Change of Control shall mean any of the following events:

  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the then outstanding shares of common stock of the Company or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

  (ii) Individuals who, as of the date hereof, constitute the Board of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company.

  (iii) Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company.

                                       4



13.      ADMINISTRATION; AMENDMENT AND TERMINATION

(a) The Plan shall be administered by a committee consisting of all persons who are current directors of the Company ("Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the plan as it may deem necessary or desirable.

(b) The Board may from time to time make such amendments to the Plan, including to preserve or come within exemption from liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as it may deem proper and in the best interest of the Company provided, that, if and to the extent required for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act, no amendment to the Plan shall be made more than once in any six (6) month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to conform with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 174, as amended, or the regulations thereunder.

(c) The Board may terminate the Plan at any time by a vote of a majority of the members thereof but shall terminate on September 18, 2003 at the latest and no grants made be made pursuant to the Plan after that date. The provisions of the Plan governing Deferred Stock Accounts shall survive the termination of the Plan.


14.      MISCELLANEOUS

(a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for re-election by the Company's shareholders or to limit the rights of the shareholders to remove any Director.

(b) The Company shall have the right to require, prior to the issuance or delivery of any share of Common Stock pursuant to the Plan, that a Participant make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.

(c) Where the terms of this Plan and any management or consulting agreement entered into by the Company with an employee, director, officer or consultant conflict, the terms of the management or consulting agreement shall supercede the terms of this Plan.

15.      GOVERNING LAW

The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada.

ALTERNET SYSTEMS, INC.



By:  /S/ Michael Dearden
     --------------------
     Michael Dearden
     President and Director
